UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, on December 12, 2023, Blackboxstocks Inc. (the “Company”), Evtec Aluminium Limited, a company registered in England and Wales (“Evtec”) and certain holders of issued and outstanding capital shares of Evtec entered into a Share Exchange Agreement (the “Exchange Agreement”) pursuant to which the Company will acquire the entire issued and outstanding share capital of Evtec (the “Exchange”), which will as a result become a wholly owned subsidiary. As required under the terms of the Exchange Agreement, on May 6, 2024, Gust Kepler (the “Consenting Stockholder”), a director and the President and Chief Executive Officer of the Company, who holds 573,210 issued and outstanding shares of Company common stock and all 3,269,998 issued and outstanding shares of the Company’s Series A Convertible Preferred stock (“Series A Stock”), representing a majority of the votes necessary to approve such actions, executed a written consent pursuant to which Mr. Kepler voted his shares of common stock and Series A Stock in favor of a resolution to approve the following corporate actions contemplated under the Exchange Agreement (the “Approved Actions”):

1.        issuance of Company common stock to the holders of Evtec share capital under the terms provided for in the Exchange, including holders who purchase ordinary shares of Evtec, in accordance with the terms of Exchange Agreement, in an amount representing more than 20% of the shares of Company common stock outstanding immediately prior to the Exchange, which will also constitute stockholder approval of a change of control of the Company, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively; and

2.         an amendment to the Company’s Articles of Incorporation changing the Company’s corporate name from “Blackboxstocks Inc.” to “Evtec Holdings, Inc.”

The Company’s board of directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Approved Actions. The board of directors intends to furnish an information statement/prospectus pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on May 6, 2024, which was determined to be the record date for determining stockholders entitled to vote upon the Approved Actions. The closing of the Exchange and Approved Actions described herein may be effective as early as 20 days after the mailing of the information statement/prospectus to the holders of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2024	Blackboxstocks Inc.

	By:	/s/ Gust Kepler
Gust Kepler President and Chief Executive Officer